Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #99/61 to the Registration Statement on Form N-1A of Burnham Investors Trust with respect to the filing of the Prospectus and Statement of Additional Information for Burnham Energy Income and MLP Fund, a series of Burnham Investors Trust.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

July 19, 2013